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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                ---------------

                                  FORM 8-A/A
                               (Amendment No. 2)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                          SKYTEL COMMUNICATIONS, INC.
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            (Exact name of registrant as specified in its charter)



              Delaware                                    64-0518209
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(State of incorporation or organization)    (I.R.S. employer identification no.)

            200 South Lamar Street, SkyTel Centre, South Building,
                          Jackson, Mississippi 39201
           --------------------------------------------------------
                   (Address of principal executive offices)

If this form relates to the registration of a class of    If this form relates to the registration of a class
securities pursuant to Section 12(b) of the               of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General         Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following             Instruction A.(d), please check the following
box.  [_]                                                 box.  [X]

    Securities Act registration number to which this form relates:     N/A
                                                                   -----------

    Securities to be registered pursuant to Section 12(b) of the Act:


              Title of Each Class              Name of Each Exchange on Which
              to be so Registered              Each Class is to be Registered
              -------------------              ------------------------------


                      N/A                                  N/A
              -------------------              ------------------------------

    Securities to be registered pursuant to Section 12(g) of the Act:

       Rights to Purchase Series C Junior Participating Preferred Stock
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                               (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered

         On July 23, 1999, the Board of Directors of SkyTel Communications, Inc. (the "Company") approved Amendment No. 2, dated as of August 5, 1999 (the "Amendment"), to the Rights Agreement, dated as of July 26, 1989, as amended on May 28, 1999 (the "Rights Agreement"), between the Company and NCNB Texas National Bank (the "Rights Agent"). The Amendment extended the term of the Rights Agreement until August 7, 2000 and made certain other technical amendments.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.

Item 2.     Exhibits.

Number     Description
---------  -----------

  4.2 Amendment No. 2, dated as of August 5, 1999, to the Rights Agreement, dated as of July 26, 1989, between the Company and NCNB Texas National Bank, as amended on May 28, 1999.

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                                   SIGNATURE
                                   ---------


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              SKYTEL COMMUNICATIONS, INC.



                              By:   /s/ Leonard G. Kriss
                                    ________________________________________
                                    Name:  Leonard G. Kriss
                                    Title: Senior Vice President, General
                                           Counsel and Secretary



Date:  August 4, 1999
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                                 EXHIBIT INDEX
                                 -------------



Exhibit Number        Description
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  4.2                Amendment No. 2, dated as of August 5, 1999, to the Rights
                     Agreement, dated as of July 26, 1989, between the Company and NCNB Texas National Bank, as amended May 28, 1999.